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                                                                   EXHIBIT 99.1

                           ARTICLES OF INCORPORATION

                                       OF

                           BEACHSIDE ALL-SUITES HOTEL

                      CONDOMINIUM OWNERS ASSOCIATION, INC.

         The undersigned, acting as incorporator of a not for profit corporation under the Alabama Nonprofit Corporation Act, Code of Alabama 1975,
Section 10-3A-1, et seq., and the Alabama Uniform Condominium Act of 1991, Code of Alabama 1975, Section 35-8A-101, et seq., (hereinafter referred to as the "Acts") adopts the following ARTICLES OF INCORPORATION.


                                       I.

                                      NAME

         The name of the corporation shall be BEACHSIDE ALL-SUITES HOTEL CONDOMINIUM OWNERS ASSOCIATION, INC. The corporation is herein referred to as the "Association".


                                      II.

                                  DEFINITIONS

         The terms used herein shall have the meaning for each stated in the Acts and in the DECLARATION OF CONDOMINIUM OF BEACHSIDE ALL-SUITES HOTEL, A CONDOMINIUM (the "Declaration"), unless the context otherwise requires.


                                      III.

                               PERIOD OF DURATION

         The period of duration of the Association is perpetual unless and until hereafter legally dissolved.



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                                      IV.

                                    PURPOSES

         The Association is organized for the purpose of administering, maintaining, operating and managing the Condominium known as Beachside All-Suites Hotel, a Condominium (the "Condominium"), located in Baldwin County, Alabama, according to the Declaration and to do all things incident, necessary, convenient, expedient, ancillary, or in aid of the accomplishment of the foregoing.


                                       V.

                          POWERS AND RESPONSIBILITIES

         The Association shall have the power, duties, and authority vested in the Association by the Acts, the Declaration, or these Articles, including, but not limited to, the responsibility to ensure that the Condominium Property is operated as a hotel in accord with the Declaration and the Zoning Ordinance of the City of Gulf Shores. Such power, duties, and authority shall include, without limitation, the following:

                  (1) To elect and remove officers of the Association as provided in the Bylaws.

                  (2) To administer the affairs of the Association and Condominium Property.

                  (3) To maintain bank accounts on behalf of the Association and to designate signatories required therefor.

                  (4) To sell, lease, mortgage, or otherwise deal with Units acquired by the Association.

                  (5) To borrow money on behalf of the Association when required in connection with the operation, care, upkeep, and maintenance of the Common Elements, provided, however, that the consent of at least two-thirds (2/3) of the votes of the Members, obtained at a meeting duly called and held for such purpose in accordance with the provision of the Bylaws, shall be required for the borrowing of such money.



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                  (6)      To estimate the amount of the annual budget and to
make, levy, enforce, and collect Assessments against Unit Owners to defray the costs, expenses, and losses of the Condominium, and to provide adequate remedies for failure to pay such Assessments.

                  (7) To use the proceeds of Assessments in the exercise of its powers and duties.

                  (8) To maintain, repair, replace, and operate the Condominium Property, including the reasonable right of entry upon any Unit to make emergency repairs and to do other work reasonably necessary for the proper maintenance and operation of the Development and the right to grant permits, licenses, and easements over the Common Elements for utilities, roads, and other purposes reasonably necessary or useful for the proper maintenance or operation of the Condominium.

                  (9) To purchase insurance on the Property, and to purchase insurance for the protection of the Condominium Association and its Members, and the Members of the Board of Directors and officers of the Condominium Association.

                  (10) To reconstruct improvements after casualty and to further improve the Property.

                  (11) To make and amend reasonable Rules and Regulations respecting the use of the Property and the operation of the Condominium.

                  (12) To enforce by legal means the provisions of the Acts, the Declaration, these Articles, the Bylaws, and the Rules and Regulations for the use of the Property.

                  (13) To contract for the management of the Property and to delegate to such managing agent all powers and duties of the Association except such as are specifically required by the Declaration to have approval of the Board of Directors or the membership of the Association.

                  (14)     To retain attorneys and accountants.

                  (15) To employ personnel to perform the services required for proper operation of the Condominium.



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                  (16)     To purchase a Unit of the Condominium for the
purposes authorized in the Declaration.

                  (17) To maintain a class action and to settle a cause of action on behalf of Unit Owners with reference to the Common Elements, the roof and structural components of a building or other improvement, and mechanical, electrical and plumbing elements serving an improvement or a building as distinguished from such elements serving only one (1) Unit; and to bring an action and to settle the same on behalf of two (2) or more of the Unit Owners, as their respective interests may appear, with respect to any cause of action relating to the Common Elements or more than one (1) Unit; all as the Board deems advisable.

                  (18) To procure such fidelity bonds, as the Board deems advisable, covering officers and employees of the Condominium Association handling and responsible for the Association's funds and personal property, and to procure directors' and officers' liability insurance, if the Board deems it advisable, and the premiums of such bonds and insurance shall be paid by the Association as Common Expense.

                  (19) To adopt and establish Bylaws for the operation of the Association.

                  (20) To exercise any powers assigned to, or vested in, it by the Members pursuant to the Hotel Operating and Rental Pool Agreement.


                                      VI.

                                 NOT FOR PROFIT

         The Association is not organized for pecuniary profit and it shall pay no dividend, and shall distribute no part of its income to its Members, directors, or officers. Nevertheless, the Association may pay compensation in a reasonable amount to its Members, directors, and officers for services rendered, and it may confer benefits on its Members in conformity with the Declaration of Condominium and the



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purposes of the Association. On termination, the Association may make distributions to its Members as permitted by law, and no such payment, benefit, or distribution shall be deemed to be a dividend or distribution of income. All funds and Property acquired by the Association and all proceeds therefrom shall be held and used for the benefit of the Members of the Association in accordance with the provisions of the Declaration, these Articles and the Bylaws.


                                      VII.

                                   MEMBERSHIP

         This Condominium Association shall issue no shares of stock of any kind or nature whatsoever. Every Person who is a record Unit Owner of a fee or undivided fee interest in any Unit shall be a Member of the Association. Membership shall be appurtenant to and may not be separated from the ownership of any Unit which is subject to Assessment by the Association. The Members shall enjoy such qualifications, rights and voting rights as may be fixed in the Declaration and in the Bylaws of the Association.


                                     VIII.

                               BOARD OF DIRECTORS

         The Property, business and affairs of the Association shall be managed by a Board of Directors; provided, however, that the Members, and not the Board of Directors, shall have the right by the affirmative vote of Members owning units representing 67% of the percentage interests of the Condominium to terminate any Hotel Operating and Rental Pool Agreement entered into by the Members or the Association. The Board of Directors shall consist of such number not fewer than three (3) nor more than nine (9), which, from time to time, shall be determined and fixed by a vote of a majority of the voting rights present at any annual meeting of the Members. Except as may otherwise be provided in the



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Declaration and the Bylaws, each director may be either a person designated by the Developer or a person entitled to cast a vote in the Association. Directors may be designated or elected and removed, and vacancies on the Board of Directors shall be filled as provided in the Declaration and the Bylaws. All the duties and powers of the Association existing under the Acts, the Declaration, these Articles, and the Bylaws shall be exercised exclusively by the Board of Directors, its agents, contractors or employees, subject only to approval by Unit Owners when such approval is specifically required by the Acts, the Declaration, these Articles, or the Bylaws. The initial Board of Directors shall be composed of three (3) Members. The names and addresses of the three (3) Members of the initial Board of Directors, who shall hold office until election or appointment of their successors, are as follows:

         NAME                                         ADDRESS
         ----                                         -------


         -------------------------                    ---------------------------
                                                      ---------------------------


         NAME                                         ADDRESS
         ----                                         -------


         -------------------------                    ---------------------------
                                                      ---------------------------


         NAME                                         ADDRESS
         ----                                         -------


         -------------------------                    ---------------------------
                                                      ---------------------------


                                      IX.

                                    OFFICERS

         The affairs of the Association shall be administered by the officers designated in accordance with the Bylaws. The names and the addresses of the officers who shall serve until the election or appointment of their successors in accordance with the Bylaws are as follows:



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
NAME                                        OFFICE                              ADDRESS
----                                        ------                              -------


                                            President
---------------------                                                           ----------------------
                                                                                ----------------------


                                            Vice President
---------------------                                                           ----------------------
                                                                                ----------------------


                                            Secretary/Treasurer
---------------------                                                           ----------------------
                                                                                ----------------------


                                       X.

                                INDEMNIFICATION

         Every director and every officer of the Association shall be indemnified by the Association against all expenses and liabilities, or any settlement thereof, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be a party, or in which he may become involved, by reason of his being or having been a director or officer of the Association, whether or not he is a director or officer at the time such expenses are incurred, except in such cases wherein the director or officer is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement, the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being in the best interest of the Association. The foregoing rights of indemnification shall be in addition to and not exclusive of all other rights to which such director or officer may be entitled.


                                      XI.

                                  INCORPORATOR

         The name and address of each incorporator of the Association is:



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
         NAME                                                                   ADDRESS
         ----                                                                   -------
         Southwind Development Company, L.L.C.
                                                                       ------------------------------

                                                                       ------------------------------


                                      XII.

                          REGISTERED OFFICE AND AGENT

         The location and mailing address of the initial registered office of the Association is ________________ Gulf Shores, Alabama 36542, and the name of its initial agent at such address is SOUTHWIND DEVELOPMENT COMPANY, L.L.C.


                                     XIII.

                               DECLARANT CONTROL

         The Developer shall retain control of the Association in accordance with the terms and conditions of the Declaration.


                                      XIV.

           RATIFICATION OF HOTEL OPERATING AND RENTAL POOL AGREEMENT

         The Developer-elected Board of Directors will call a meeting of the Association membership for the membership to elect the Board of Directors. This meeting shall be called at such time as the Developer determines appropriate but not later than the date by which the entire Board must be elected by the membership as required by Article Seven of the Declaration. Following the meeting of the membership, the Developer will ask the newly-elected Board to ratify and re-adopt on behalf of the owners the Hotel Operating and Rental Pooling Agreement.



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                                      XV.

                            DEFINITIONS AND CONFLICT

         All terms used herein shall have the meaning given to them in the Declaration and are hereby incorporated by reference and made a part hereof. In the event of a conflict between the provisions of the Declaration, these Articles, or Bylaws, the Declaration prevails, except to the extent the Declaration is inconsistent with the Alabama Uniform Condominium Act of 1991, Code of Alabama (1975).

                                      XVI.

                                  DISSOLUTION

         The Association shall be dissolved upon the termination of the Condominium in the manner provided in the Declaration and Acts. Upon dissolution of the Association, the assets of the Association, if any, and all money received by the Association from operations, after the payment in full of all debts and obligations of the Association of whatsoever kind and nature, shall be used and distributed solely and exclusively in the manner provided for in the Acts.

                  IN WITNESS WHEREOF, the subscriber hereto has caused this instrument to be executed this the ____ day of ____________, ______.


                                      INCORPORATOR:
                                      Southwind Development Company, L.L.C.,
                                      an Alabama limited liability company

                                      BY:
                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------
                                      Its:
                                            ------------------------------------



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STATE OF ALABAMA               )
COUNTY OF _________________    )

         Before me, the undersigned Notary Public in and for said County in said State, personally appeared _____________, whose name as ______________ of SOUTHWIND DEVELOPMENT COMPANY, L.L.C., an Alabama limited liability company, is signed to the foregoing instrument, and who, being by me first duly sworn, deposes and says that he is authorized to execute this instrument on behalf of the company and that the facts contained in the above and foregoing ARTICLES OF INCORPORATION are true and correct.

         DATED this _____ day of ______________, ______.


                                      ---------------------------------------


                                      NOTARY PUBLIC
                                      My Commission Expires:
                                                            -----------------

















THIS INSTRUMENT PREPARED BY:
RICHARD E. DAVIS, ESQUIRE
Davis & Fields, P.C.
Post Office Box 2925
Daphne, Alabama  36526
(334-621-1555)



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